Exhibit 10.2

Exit Fee Agreement

This agreement (as the same may be amended, restated, modified, or supplemented from time to time, this “Exit Fee Agreement”), dated as of May 16, 2018 (the “Effective Date”), is by and among Ardelyx, Inc., a Delaware corporation (“Borrower”), Solar Capital Ltd., a Maryland corporation (“Solar”), and Western Alliance Bank, an Arizona corporation (“Western Alliance Bank”).

Reference is made to the Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and among Solar, as collateral agent (in such capacity, “Collateral Agent”), the lenders party thereto from time to time, including Solar in its capacity as a lender and Western Alliance Bank (each a “Lender” and collectively, the “Lenders”), and Borrower.  As a condition precedent to the Lenders’ entry into the Loan Agreement, the Lenders require that Borrower agree to pay to the Lenders a fee upon the occurrence of certain events (as described herein).  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

Therefore, in consideration of the Lenders entering into the Loan Agreement, Borrower hereby agrees as follows:

1.    Exit Event.  For purposes hereof, “Exit Event” shall mean the first to occur of: (a) any liquidation, dissolution or winding up of Borrower, whether voluntary or involuntary, which results in cash or other non-cash consideration to the stockholders of Borrower; (b) a consolidation, merger or reverse merger of Borrower with or into another corporation or entity or other reorganization or similar transaction or series of related transactions involving Borrower which result in stockholders of Borrower immediately prior to such transaction or series of related transactions owning less than fifty percent (50%) of the outstanding capital stock of the surviving entity (treating all securities convertible or exchangeable into or exercisable for shares of common stock as having been fully converted, exchanged and exercised, and deemed to be outstanding for purposes of this clause, without regard to any exercise, conversion or exchange limitations therein); (c) a sale, lease, transfer, exclusive license, exchange, dividend or other disposition of all or substantially all of the assets of Borrower; (d) the issuance and/or sale by Borrower in one or a series of related transactions of shares of its common stock (“Common Stock”) (or securities convertible or exchangeable into or exercisable for shares of Common Stock) constituting more than fifty percent (50%) of the shares of Common Stock outstanding immediately following such issuance (treating all securities convertible or exchangeable into or exercisable for shares of Common Stock as having been fully converted, exchanged and exercised, and deemed to be outstanding for purposes of this clause without regard to any exercise, conversion or exchange limitations therein) to parties other than its then existing investors; (e) any other form of acquisition or business combination where Borrower is the target of such acquisition and where a change of control occurs such that the person that acquires Borrower has the power after such transaction to elect a majority of the board of directors of Borrower as a result of such transaction; and (f) FDA marketing approval for a New Drug Application of Tenaphor (i) for the treatment of Hyperphosphatemia in End-Stage Renal Disease Patients on Dialysis (ESRD-HD) and (ii) for the treatment of IBS-C.

2.    Notice of Exit Event.  Borrower agrees to provide the Lenders with (a) to the extent Borrower has such ability, five (5) days’ prior written notice of the occurrence of such Exit Event and (b) written notice of the Exit Event as soon as practicable following the occurrence of such Exit Event, but in any event not more than five (5) Business Days after such Exit Event.

3.    Exit Fee.  Borrower agrees to pay to each Lender in accordance with its Pro Rata Share, in immediately available funds, a fee (the “Exit Fee”) upon the occurrence of an Exit Event in the amount equal to a total for all Lenders of One Million Five Hundred Thousand Dollars ($1,500,000); provided, that notwithstanding the foregoing, the Exit Fee shall be considered fully earned on the date hereof, subject to the terms of this Exit Fee Agreement.

4.    Payment.  The Exit Fee shall be paid to the Lenders no later than five (5) Business Days after the consummation of the Exit Event.  Failure to so timely pay the full amount of the Exit Fee to the Lenders shall be an Event of Default under the Loan Agreement, so long as the Loan Agreement is then in effect.

5.    Termination; Assignment.  This Exit Fee Agreement shall be binding on Borrower and its respective successors and assigns and shall terminate upon the earlier to occur of (a) payment in full of the Exit Fee pursuant to the terms herein, or (b) the tenth anniversary of the Effective Date (the “Termination Date”).  For the avoidance of doubt, the Exit Fee survives the termination of the Loan Agreement or any other Loan Document.  Borrower may not assign this Exit Fee Agreement.  Each Lender may assign this Exit Fee Agreement solely in connection with, and subject to the terms of, an assignment or transfer made pursuant to the terms of Section 12.1 of the Loan Agreement.

6.    GOVERNING LAW.  THIS EXIT FEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

7.    Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by this Exit Fee Agreement; and (b) all losses or Lenders’ Expenses incurred, or paid by an Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by this Exit Fee Agreement between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s  gross negligence or willful misconduct.  Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

8.    Amendment.  No amendment, modification, termination or waiver of any provision of this Exit Fee Agreement shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and each Lender (including any permitted assigns of such parties).

9.    Severability of Provisions.  Each provision of this Exit Fee Agreement is severable from every other provision in determining the enforceability of any provision.

10.  Counterparts.  This Exit Fee Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Exit Fee Agreement.  Delivery of an executed counterpart of a signature page of this Exit Fee Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[Balance of Page Intentionally Left Blank]

AGREED:

ARDELYX, INC.
as Borrower

By:
Name:	Mark Kaufmann
Title:	Chief Financial Officer

[Signature Page Exit Fee Agreement]

AGREED:

SOLAR CAPITAL LTD.,
as Collateral Agent and a Lender

By:
Name:	Anthony J. Storino
Title:	Authorized Signatory

[Signature Page Exit Fee Agreement]

AGREED:

WESTERN ALLIANCE BANK,
as a Lender

By:
Name:	Bill Wickline
Title:	Director of Portfolio Management

[Signature Page Exit Fee Agreement]